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                                                                    EXHIBIT 10.5

                               SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT (the "Sublease") made and entered into this 25th day of April 2002, by and between CAROLINA FIRST BANK, a South Carolina bank (hereinafter called "Sublandlord"), and Tidelands Bancshares, Inc., a South Carolina corporation, (hereinafter called "Sublessee"). The "Effective Date" of this Sublease shall be the date the Sublease is signed by both parties, and if both parties do not sign on the same date, the date on which signed by the last party to sign.

         WHEREAS, Sublandlord, as successor lessee by acquisition of Lowcountry Savings Bank, is currently a party to that certain lease agreement (the "Prime Lease") dated October 26, 1988, whereby Sublandlord is leasing from Savings Associates, A South Carolina General Partnership ("Landlord") that certain land with improvements located at 875 Lowcountry Boulevard, Mt. Pleasant, South Carolina (the "Prime Lease Property"), a copy of which is attached hereto as Exhibit C;

         WHEREAS, Sublandlord has exercised the first of the two five (5)-year renewal options under the Prime Lease; and

         WHEREAS, Sublandlord desires to sublease to Sublessee the Prime Lease Property.

         NOW, FOR AND IN CONSIDERATION of the rents and of the mutual covenants and agreements of the parties hereto, as are hereinafter set forth and made a part of this Sublease, Sublandlord and Sublessee do hereby agree as follows:

         1. The Subleased Property. The property hereby leased to the Sublessee is the land (the "Land") and the improvements (the "Improvements") located at 875 Lowcountry Boulevard, in Mt. Pleasant, South Carolina, as more particularly described in Exhibit "A" attached hereto. The Land and Improvements leased hereunder, together with Sublandlord's rights, if any, in and to all easements and other appurtenances thereto, hereinafter sometimes collectively referred to as the "Subleased Property", are demised and let to Sublessee subject to the herein stated terms and conditions, and subject to Sublandlord's rights under the Prime Lease. Sublessee accepts the Subleased Property from Sublandlord in "as is" "where is" and "with all faults" condition except as noted herein. Sublandlord shall deliver the Subleased Property to Sublessee is "broom clean" condition. Sublandlord agrees to provide Sublessee with a termite inspection letter dated within thirty (30) days of the execution of this Sublease stating that the building at 875 Lowcountry Boulevard, Mt. Pleasant has been inspected and that the inspector either (i) found no evidence of termite infestation or (ii) if infestation was observed there is either no damage or the damage has been repaired at the expense of the Sublandlord.

         2. Use of Subleased Property. Sublessee shall be permitted to use the Subleased Property as a bank or financial service facility or general office facility, as may be permitted, from time to time, by the governmental regulatory agencies which exercise control over the Sublessee, and subject to such other use restrictions, if any, as set forth in the Prime Lease. Sublessee agrees not to use the Subleased Property or any part thereof for any disorderly or unlawful purpose and agrees to comply with all governmental laws, ordinances, rules and regulations applicable to its use, possession and operation of the Subleased Property. Sublessee agrees not to use the Subleased Property in such a way as to diminish its value, reasonable wear and tear excepted.

         3. Sublease Term. The term of this Sublease shall begin on May 1, 2002 (the "Commencement Date") and end on the termination of the Prime Lease. According to Sublandlord's records the Prime Lease will terminate at 12:01 AM on October 26, 2003. However, the Prime Lease Landlord has informed Sublandlord that the Prime Lease may in fact terminate several months thereafter. The Sublandlord has requested from the Landlord, a copy of the written document which established the Prime Lease Commencement Date or the termination date of the Prime Lease but such document has not been provided. Unless proper documentation is received from Savings Associates this Sublease will terminate on October 26, 2003. If proper documentation is provided which establishes a later termination date for the Prime Lease then this Sublease shall terminate on the same date.


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

         4.       Base Rent.

                  a) Sublessee shall pay to the Sublandlord an annual base rent (the "Base Rent") in the sum of one hundred thousand and No/100 Dollars ($100,000.00), payable in equal monthly installments of eight thousand three hundred thirty-three and 33/100 dollars ($8,333.33) during the Initial Term of this Lease. Base Rent for any partial month shall be prorated based on the number of days of the Sublease and the total number of days of the partial month.

                  b) Base Rent and all Additional Rent as provided for under this Sublease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Sublandlord and delivered to its offices at the address as stated in the "Notice" section of this Sublease or to such other person and place as may be designated by notice in writing from Sublandlord to Sublessee from time to time. If Sublessee shall present to Sublandlord more than twice during the Term checks or drafts not honored by the institution upon which they are issued, then Sublandlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier's check or wire transfer.

         5.       Additional Rent.

                  a) It is the purpose and intent of the Sublandlord and Sublessee that the rent payable hereunder shall be absolutely net to the Sublandlord so that this Sublease shall yield, net to the Sublandlord, the Base Rent due with respect to each year or fraction thereof during the term of this Sublease. For purposes of this Sublease, it is agreed that the Subleased Property comprises one hundred percent (100%) ("Sublessee's Pro Rata Share") of the Prime Lease Property.

                  b) The Sublessee shall be responsible for the payment of Sublessee's Pro Rata Share of all property taxes for the Prime Lease Property during the term hereof, including the building and all other improvements thereon. Sublandlord represents and warrants that there are no other taxes or other assessments affecting the Subleased Property, other than those of a normal and recurring nature on property substantially similar to the Subleased Property, at the time of the execution of this Sublease. All such other taxes or assessments affecting the Subleased Property accruing after the Commencement Date but prior to the termination of this Sublease shall be the responsibility of the Sublessee. If the Termination Date or sooner termination of this Sublease shall not coincide with the end of a Real Estate Tax Year, then in computing the amount payable under this Section 5 for the period between the commencement of the applicable Real Estate Tax Year in question and the Termination Date or sooner termination of this Sublease, the amount that would have been due from Sublessee for the full year, if Sublessee had been a tenant for the entire Real Estate Tax Year, shall be prorated over the portion of the Real Estate Tax Year that Sublessee is a tenant in the Subleased Property. Sublessee's obligation to pay increased Real Estate Taxes under this Section 5 for the final period of the Sublease (as well as for any earlier period not paid as of the expiration or sooner termination of the Sublease) shall survive the expiration or sooner termination of this Sublease.

                  c) During the terms of the Sublease, Sublessee agrees to arrange for and pay all services and charges for any and all utilities used on the Subleased Property, including, but not limited to water and sewer, electricity, gas, waste disposal, telephone and security related services, which may be charged or assessed by a utility or service company or political or utility subdivision. In no event shall Sublandlord be liable for any interruption or failure in the supply of any utilities or services to the Subleased Property, unless caused by the willful acts or misconduct of the Sublandlord. To the extent utilities are not separately metered for the Subleased Property, Sublessee shall pay Sublessee's Pro Rata Share for such utilities furnished to the Subleased Property (all of the foregoing, together with any and all penalties, fines and/or interest thereon, being hereinafter sometimes collectively referred to as "Impositions").

                  d) Sublandlord shall furnish or cause to be furnished to Sublessee, promptly after receipt of same, copies of any notices, statements or invoices with respect to any Impositions.


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

         6. Free Rent. Upon execution of a Sublease Agreement, Sublandlord will allow the Sublessee to occupy two offices on the first floor of the Building, which are agreeable to both Sublandlord and Sublessee, rent free beginning with the execution of the Sublease until May 1, 2002. During the terms of the Free Rent period and the Sublease, Sublessee shall provide Sublandlord with a certificate of insurance evidencing that the Sublessee has general liability insurance of at least one million and No/100 dollars ($1,000,000.00) for injury or death to any one person and two million and No/100 dollars ($2,000,000.00) for any one accident and worker compensation insurance as required by South Carolina law. Such insurance shall be with a company or companies reasonably acceptable to Sublandlord and Landlord and the Premises owner shall be named as additional named insured. In addition, the insurance carrier must agree to give Sublandlord and Landlord at least thirty (30) days advance notice before canceling or materially changing the policies.

         7. Maintenance and Repair. Sublessee shall, at its risk, cost, and expense, during the term of this Sublease or any extension thereof, be responsible for the maintenance, replacement and repair of the Subleased Property including, but not limited to, (i) all permanent, non-removable improvements or additions made by Sublessee, (ii) all structural, interior and exterior replacements and repairs and improvements including, but not limited to paint, redecoration and renovation, (iii) utility systems, including, but not limited to fixtures, equipment, lines and connections associated with the heating, air conditioning, ventilating, electrical, plumbing, and sprinkler systems, (iv) all windows, doors (including operational mechanisms and door mountings), (v) floors, (vi) signs, and (vii) grass, landscaping, and fences, etc., as same become necessary and are required to maintain the Subleased Property in as good and proper condition, and in good appearance, as at the date of the Commencement Date, subject to normal wear and tear for the uses permitted herein. Sublessee shall be required to have the HVAC systems kept under a maintenance service contract, which is reasonably satisfactory to Sublandlord. Sublessee shall keep sidewalks and personnel entranceways free from obstruction of all nature, properly swept, and snow and ice removed therefrom. Sublessee agrees that Sublandlord shall have no obligation under this Sublease to make any repairs or replacements (including the replacement of obsolete components) to the Sublease Property or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise. The terms "repair" and "replacement" include the replacement of any portions of the Sublease Property which have outlived their useful life during the term of the Sublease (or any extensions thereof). Sublandlord and Sublessee intend that the rent received by Sublandlord shall be free and clear of any expense to Sublandlord for the construction, care, maintenance (including common area maintenance charges and charges accruing under easements or other agreements relating to the Sublease Property), operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Sublease Property and any building and improvement thereon. Upon the expiration or earlier termination of this Lease, Sublessee shall remain responsible for, and shall pay to Sublandlord, any cost, charge or expense for which Sublessee is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Sublease.

         8.       This Section 8 was intentionally left blank.

         9. Service Agreements. The service agreements on Exhibit D shall be assumed by Sublessee as of the Commencement Date.

         10.      Casualty and Insurance.

                  (a) If the Sublease Property is damaged or destroyed by fire, flood, tornado or other element, or by any other casualty, this Sublease shall continue in full force and effect and Sublessee shall, as promptly as possible, restore, repair or rebuild the Sublease Property to substantially the same condition as it existed before the damage or destruction. Sublessee shall for this purpose use all, or such part as may be necessary, of the insurance proceeds received from insurance policies carried on the Premises under the provision of subparagraph 10(b) hereinbelow. If such insurance proceeds are not sufficient to pay such costs, Sublessee shall pay such deficit. Notwithstanding the foregoing, in the event there is damage or destruction to the Improvements on the Subleased Property to the extent of fifty percent (50%) or more of the then existing value thereof, the Sublessee may, at its option, terminate this Sublease and elect not to repair and rebuild the damaged Improvements; but in any such event, all of the proceeds from the insurance policies required to be obtained pursuant to the provisions of Subparagraph 10(b) herein below


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

shall belong exclusively to the Sublandlord. If Sublessee elects to so terminate this Sublease, written notice must be given to Sublandlord within thirty (30) days following the damage or destruction to the Improvements. During that period after destruction until restoration of the Premises, rental shall abate to the extent set forth in the Prime Lease.

                  (b) Sublessee shall procure and maintain at all times during the terms of this Sublease from companies authorized to do business in South Carolina, and reasonably acceptable to Sublandlord, hazard insurance against all risk of physical loss in an amount not less than the full replacement value of the improvements of the Subleased Property and shall include loss of rent coverage. The Sublandlord, Landlord under the Prime Lease and Sublessee, as their interest may appear shall be named as insured. Before Sublessee takes possession of the Subleased Property, Sublessee shall deliver to Sublandlord an original insurance policy or a certificate of insurance evidencing coverage as set forth herein. If a certificate is delivered, Sublessee agrees to provide to Sublandlord a true copy of the policy when issued and upon any renewal thereof. Sublessee also agrees to provide a paid statement at the time of occupancy reflecting that all premiums have been paid. Each insurance policy required to be carried under this Sublease Agreement by Sublessee shall provide at least thirty (30) days written notice to Sublandlord of any cancellation of insurance for any reason or any material change in the policy and failure to provide such notice will preclude the company from canceling the coverage. The proceeds from any claim made pursuant to any such hazard insurance coverage shall be payable to Sublandlord; provided, however, if Sublessee is required by the terms of this Lease to rebuild or repair the Sublease Property, the insurance proceeds shall be used to pay for the cost of replacing and repairing the damaged improvements. In the event the proceeds from such insurance are insufficient to repair or rebuild, additional funds shall be furnished by the Sublessee to the end that the improvements shall be repaired and replaced by Sublessee subsequent to any damage and/or destruction thereto. If Sublessee fails to comply with the above property insurance requirement, Sublandlord may obtain such insurance and keep the same in effect, and Sublessee shall pay the Sublandlord, as Additional Rent, the premium cost thereof upon demand.

Sublessee agrees that it will not do or permit anything to be done on the Subleased Property which may prevent the obtaining of any insurance on the Subleased Property including, but without limitation, fire, extended coverage and public liability insurance.

         11. Liability Insurance. During the full term of this Sublease or any renewal or extension thereof, Sublessee shall, at its sole expense, procure and maintain in full force Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000.00) for each occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate, insuring against all liability of Sublessee and its representatives arising out of and in connection with Sublessee's use or occupancy of the Subleased Property. Said insurance policy shall name the Sublandlord as an additional insured, and the policy shall provide that it not be canceled for any reason unless and until Sublandlord is given thirty (30) days notice in writing by the insurance company of the pending cancellation. Sublessee's insurance company shall provide Sublandlord with a certificate of insurance indicating the terms and conditions of the policy.

All insurance required under this Sublease shall be issued by insurance companies licensed to do business in the jurisdiction where the Subleased Property is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Sublandlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Sublandlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Sublandlord at least thirty (30) days prior to the expiration date of any policy.

         12. Sublessee's Licenses, Personal Property Taxes and Insurance. Sublessee shall be responsible for the payment of its business license fees and costs, and any and all taxes and assessments on its Leasehold improvements and all personal property, which it locates within the Subleased Property, including, but not limited to furniture, fixtures, equipment and merchandise.


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         Sublessee shall carry, at its own expense, insurance to cover all of its leasehold interest in the Subleased Property, and personal property, including, but not limited to, trade fixtures and equipment, and merchandise located on the Subleased Property. All of Sublessee's Leasehold interest in the Subleased Property and personal property on the Subleased Property shall be and remain at Sublessee's sole risk, and Sublandlord shall not be liable whatsoever for any damages, loss, or casualty of such personal property or Subleasehold, unless caused by the willful acts or misconduct of the Sublandlord.

         13. Sublessee's Improvements. Sublessee shall not be allowed to make any alterations, additions, or improvements ("Sublessee's Improvements") to the Subleased Property, without first obtaining the written consent of the Sublandlord and Landlord, which consents will not be unreasonably withheld, provided same are consistent with the use of the Subleased Property described herein and provided that same do not diminish the market value of the Subleased Property or conflict with the Prime Lease. If the improvements, alterations or additions are to be made by a contractor other than Landlord's, Landlord approval shall be required, which approval shall not be unreasonably withheld. In the event any of the Sublessee's Improvements are to be installed on the roof of the Improvements, Sublessee shall assume full responsibility for all maintenance and repair of the roof which may be attributed to such installation. All Sublessee Improvements shall be constructed at Sublessee's expense and shall be and remain the property of Sublessee, until the termination of this Sublease, at which time the Sublessee Improvements shall become the property of Sublandlord. Provided, however, at the option of the Sublandlord, Sublandlord may require Sublessee, at the termination of this Sublease, to remove any and all of the Sublessee Improvements. Sublessee shall be responsible for payment of the cost of repairing any damage arising from such removal. The provisions of this section shall survive the termination of this Sublease. It is understood by both parties that this Section shall not require Sublessee to obtain Sublandlord's permission for Sublessee to remove Sublessee's fixtures and equipment from the Subleased Property before or after the termination of this Sublease.

         14. Surrender Upon Termination. At the expiration of the term of this Sublease the Sublessee shall surrender the Subleased Property in as good condition and repair as it was as of the Commencement Date, reasonable wear and tear excepted and shall repair any and all damage caused by the removal of any of Sublessee's fixtures, furnishings, equipment and signs.

Sublessee agrees that no waste of any kind, solid or liquid, shall remain on the Subleased Property upon termination of the Sublease. Any personal property of Sublessee which shall remain on the Subleased Property after the termination of this Sublease may, at the option of the Sublandlord, be deemed to have been abandoned by Sublessee and, may either be retained by Sublandlord as its property or be disposed of without accountability. The provisions of this section shall survive the termination of this Sublease.

         15. Sublessee's Default. Sublessee agrees to pay the Base Rent and the Additional Rent at the time, in the amount and in the manner herein described. Any one of the following events shall be deemed a default by Sublessee and a breach of this Sublease, namely:

                  a) If Sublessee fails to pay any installment of Base Rent or to pay any Additional Rent within five (5) days of written demand therefore; or

                  b) If Sublessee fails to observe or perform any of the other terms, covenants or conditions of this Sublease other than paying rents when due, and such failure continues after the expiration of thirty (30) days from the date Sublandlord gives written notice to Sublessee calling attention to the existence of such failure, provided however, that if Sublessee cannot reasonably correct the default (other than non-payment) within said thirty (30) day period, Sublessee shall be given a reasonable period of time to correct the default; or

                  c) If Sublessee is declared bankrupt or insolvent by judicial decree; or

                  d) If Sublessee takes the benefit of any federal reorganization or composition proceedings; or

                  e) If Sublessee makes a general assignment for benefit of creditors; or


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                  f)       If Sublessee's Leasehold interest in this Sublease is
sold under any process of law, or

                  g) If a trustee in bankruptcy or a receiver is appointed or elected for the Sublessee; or

                  h) If Sublessee abandons the Subleased Property and fails to pay any installment of Base Rent or to pay any Additional Rent; or

                  i) If any materialman's, mechanic's or other lien is filed against the Subleased Property in connection with any improvements, alterations or additions made by Sublessee, and Sublessee permits the lien or liens to stand against the Subleased Property, not securing the discharge of the Subleased Property from such liens by filing an appropriate bond within thirty
(30) days from date of written demand from Sublandlord pursuant to applicable law. Should Sublessee file a bond and elect to contest the lien or liens, no default shall be in effect pending final legal determination of the disputed lien; or

                  j) If any act or omission of Sublessee would cause a default under the Prime Lease.

         16. Sublandlord's Right's in Event of Default by Sublessee. In the event of any default by Sublessee as herein provided, Sublandlord at any time thereafter, shall have the following rights:

                  a) The right to terminate this Sublease by giving Sublessee written notice of such termination, whereupon, this Sublease shall be regarded as canceled as of the date of Sublandlord's termination notice and Sublessee shall then quit and surrender the Subleased Property to Sublandlord, however, Sublessee shall remain liable to Sublandlord for all rentals, charges, payments and other obligations which have accrued prior to the time of such termination; and

                  b) Upon such termination by Sublandlord as described herein, Sublandlord shall have the right to immediately re-enter and take possession of the Subleased Property and to hold said Subleased Property and upon re-entry, may remove all persons and personal property of the Sublessee from the Subleased Property; and

                  c) The right to declare the full rental amounts for the entire remaining term of this Sublease immediately due and payable; and

                  d) The full right to recover from the Sublessee all past due rents and any and all damages, including reasonable court costs and attorneys fees, as a result of the default; and

                  e) Upon such re-entering and taking of possession of the Subleased Property by Sublandlord, Sublandlord shall attempt to re-let said Subleased Property. Sublandlord's only responsibility shall be to offer the Subleased Property for rent and make the usual and normal best efforts to re-let said Subleased Property. Sublessee shall be liable to Sublandlord for any deficiency between the amount of rental received, if any, and the amount which Sublessee is obligated to pay under the terms of this Sublease and for any other reasonable damages, including reasonable court costs and attorneys fees and real estate commissions, incurred by Sublandlord in its attempt to re-let the Subleased Property. Sublessee shall be entitled to a credit against the amounts owed by it hereunder of the net proceeds from such reletting, or in the event Sublessee has paid all such amounts, such net proceeds shall be paid over to Sublessee.

Sublandlord may utilize and pursue such other actions and rights as it may have to protect its interests under the terms of this Sublease, the laws of the United States and the State of South Carolina as may be applicable. The mention in this Sublease of any specific right or remedy of Sublandlord, or the waiver thereof, shall not preclude Sublandlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled in law or in equity. No endorsement or statement on any check or accompanying any payment accepted by Sublandlord shall be without prejudice to Sublandlord's right to obtain the balance due or pursue any other remedy available to Sublandlord both in law and in equity.


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Sublessee shall be liable for all reasonable court costs and attorneys fees and other reasonable expenses incurred by Sublandlord in enforcing any of the obligations of this Sublease. Sublessee's delinquent payments hereunder shall bear interest at a rate two percent (2%) per annum higher than the average rate announced from time to time by major United States banks in the Wall Street Journal, Charlotte, NC edition, as a prime rate (the "Prime Rate") (but in no event higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed Additional Rent.

         17. Waiver of Trial by Jury. Sublandlord and Sublessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease the relationship of Sublandlord and Sublessee, Sublessee's use or occupancy of the Subleased Property and any claim or injury or damage, and any statutory remedy.

         18. Right of Entry. The Sublandlord and its agents may, after giving Sublessee prior notice, enter the Subleased Property at any reasonable time for the purpose of inspecting the Subleased Property, performing its obligations under this Sublease, performing any work which the Sublandlord elects to undertake for the safety, preservation, benefit or welfare of the Subleased Property or its occupants, for performing any work which the Sublandlord elects to undertake made necessary by reason of the Sublessee's default, or to show the Subleased Property to prospective purchasers, tenants and lenders.

         Except for negligence on the part of Sublandlord, Sublandlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such inspections, visits, repairs or the performance of any such work, so long as such actions on Sublandlord's part are not unreasonable.

         19. Renewal Option; New Lease. Sublessee will be permitted to exercise the final five year lease renewal option of the Prime Lease provided
(i) Sublessee will be fully liable for any and all amount due as a result of the renewal, including all rent and other amounts due under the Prime Lease and (ii) Sublessee provides Sublandlord with a irrevocable letter of credit issued by a bank reasonably acceptable to Sublandlord in the amount of the lease obligation during the renewal period. Alternatively, Sublandlord will agree to permit Sublessee to renew the Prime Lease without the requirement of a letter of credit if Sublandlord is fully released by the Landlord under the Primary Lease from liability from the Prime Lease. In addition, provided Sublandlord is fully released from liability under the Prime Lease, Sublessee shall have the right at anytime to enter into a replacement lease directly with the Landlord under the Prime Lease and, upon the effective date of said replacement Lease, this Sublease will be deemed terminated.

         20. Condemnation. If all of the Subleased Property is taken by condemnation, this Sublease shall terminate on the date when the Subleased Property shall be so taken; and the rent shall be apportioned as of that date. If part of the Subleased Property is taken by condemnation and the Subleased Property is thereby rendered not reasonably suitable for the continued conduct of Sublessee's business, taking into consideration the nature, size and scope of such business immediately prior to the taking, then either party may elect by giving written notice to the other, to terminate this Sublease, and in the event of such termination, all charges and rentals shall be apportioned as of the date of taking. If the taking involves a part of the Subleased Property and if neither party elects to terminate this Sublease, then, with respect to the part not taken, the rent shall be reduced by the value that the condemned part bears to the total value of the Subleased Property, in which event the Sublandlord shall restore the Subleased Property to an architecturally-complete unit. Both Sublandlord and Sublessee shall have the right to assert a separate claim in any condemnation proceedings, as their interests may appear. Sublandlord shall have the right to assert a claim for, but not be limited to, the loss of the Subleased Property and the rental thereof, Sublessee shall have the right to assert a claim for, but not be limited to, the loss of use of the Subleased Property, moving expenses and any personal property erected on the Subleased Property by Sublessee. Sublessee and Sublandlord shall each bear their own cost and expense in prosecuting their separate claims. Any award made to either the Sublessee or the Sublandlord shall belong entirely to the Sublessee or Sublandlord, respectively.

         21. Assignment and Subletting. Except as set forth below, Sublessee shall not assign or sublet this Sublease. Sublessee shall not mortgage or encumber this Sublease. The interest of the Sublessee in this Sublease is not assignable by operation of law, without the written consent of Sublandlord. In the event Sublessee or its assets is sold to or merged with a financial institution of equal to or greater financial strength than Sublessee, then Sublessee shall have the right to assign its rights under this Sublease to such successor entity. However, such Assignment shall not relieve Sublessee from its liabilities under this Sublease. Notwithstanding the forgoing, Sublessee shall have the right to assign this Sublease to Liberty National Bank, a to be formed national bank and wholly owned subsidiary of Sublessee, without the prior written consent of the Sublandlord or Landlord.

         22. Liability, Indemnity and Hold Harmless. Sublandlord shall not be liable for any damage to, or loss of, property in the Subleased Property belonging to Sublessee, its employees, agents, visitors, licensees or other persons in or about the Subleased Property, or for damage or loss suffered by the business of Sublessee, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Subleased Property, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Subleased Property, or from other sources. Sublandlord shall not be liable in any manner to Sublessee, its agents, employees, invitees or visitors for any injury or damage to Sublessee, Sublessee's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Sublessee, Sublessee's agents, employees, invitees or visitors, or of any other tenant of the Subleased Property. Sublessee covenants that no claim shall be made against Sublandlord by Sublessee, or by any agent or servant of Sublessee, or by others claiming the right to be in the Subleased Property through or under Sublessee, for any injury, loss or damage to the Subleased Property or to any person or property occurring upon the Subleased Property from any cause other than the gross negligence of Sublandlord. In no event shall Sublandlord be liable to Sublessee for any consequential damages sustained by Sublessee arising out of the loss or damage to any property of Sublessee.

All policies covering real or personal property which either party obtains affecting the Subleased Property shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Sublandlord and Sublessee hereby waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Sublease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage.

         23.      Definition and Liability of Sublandlord.

                  a) The term "Sublandlord" as used in this Sublease means only the lessee for the time being under the Prime Lease, so that in the event of a transfer of Sublandlord's interest in the Prime Lease, Sublandlord shall be and hereby is entirely freed and relieved of all obligations of Sublandlord hereunder and it shall be deemed that the transferee has assumed and agreed to observe and perform all obligations of the Sublandlord hereunder.

         24. Prime Lease. Sublessee acknowledges that it has read and examined the Prime Lease including all Schedules and Amendments as of the date hereof and is fully familiar with the terms, covenants and conditions on the Sublandlord's part as tenant to be performed thereunder. All the obligations contained in the Prime Lease conferred and imposed upon Sublandlord (as lessee therein) except as modified and amended by this Sublease, are hereby conferred and imposed upon Sublessee. Any rights granted to Sublandlord (as lessee under the Prime Lease) are not necessarily granted to Sublessee, as Sublessee shall have only those rights as are specifically set forth in this Sublease. Sublessee covenants and agrees to fully and faithfully perform the terms and conditions of the Prime Lease and this Sublease on its part to be performed. Sublandlord shall make all rental payments to Landlord when due under the Prime Lease and shall not do or cause to be done or suffer or permit any act to be done which would cause the Prime Lease, or the rights of Sublandlord, as Tenant, under the Prime Lease, to be endangered, canceled, terminated, forfeited, surrendered or which would cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Should Sublandlord receive any notice of default from Landlord in connection with the Prime Lease, Sublandlord shall promptly forward said notice to Sublessee. Sublessee shall not do or cause to be done or suffer or permit any act to be done which would cause the Prime Lease, or the rights of Sublandlord, as tenant, under the Prime Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Sublessee agrees, as an express inducement for Sublandlord's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Sublessee to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Prime Lease then the provisions of the Prime Lease shall prevail except for the limitations set forth herein in Section 4. If the Prime Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith. If Sublessee is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Sublessee, except such liability theretofore accruing; however, if Sublessee is in default, the default provisions hereof shall control as to Sublessee's liability. Sublandlord may not voluntarily or otherwise consent to the termination of the Prime Lease without the consent of Sublessee, said consent not to be unreasonably withheld. In the event of a bankruptcy, dissolution, or reorganization which might preclude Sublandlord from performing under the Prime Lease, Sublessee, at its option, shall be entitled to consider this Sublease as an assignment of Sublandlord's right, title and interest in and to the Prime Lease as of the date and time of such event. Sublessee shall have the right to exercise this option by written notice to the lessor under the Prime Lease and from and after the date of such notice, Sublessee shall be deemed to be the lessee under the Prime Lease.

Sublandlord shall have no duty to perform any obligations of the Landlord under the Prime Lease and shall under no circumstances be responsible for or liable to Sublessee for any default, failure or delay on the part of the Landlord in the performance of any obligations under the Prime Lease, nor shall such default of the Landlord affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder; provided, nevertheless, that in the event of any such default or failure of performance by Landlord, Sublandlord agrees, upon notice from Sublessee, to make demand upon Landlord to perform its obligations under the Prime Lease.

         25. Environmental Hazards. Sublessee agrees that it shall not, nor shall it permit others, in violation of environmental laws and regulations, to use, release, store, or dispose of any Hazardous Materials (as defined by environmental law and regulations) on the Subleased Property nor shall Sublessee contaminate the Subleased Property or the environment.

If Sublessee or its agents, contractors, or employees, have actual knowledge of any release of any Hazardous Materials on the Subleased Property, or of any inquiry or action by a government agency regarding such materials, Sublessee shall immediately notify Sublandlord. Sublessee agrees to abide by all applicable environmental laws and regulations as they apply to Sublessee's possession, operation and use of the Subleased Property.

In the event that the Subleased Property or the environment becomes contaminated with Hazardous Materials as a result of Sublessee's use, occupation, or possession of the Subleased Property, it shall be Sublessee's sole responsibility and cost to remediate and take from the Subleased Property said contamination. Further, Sublessee shall indemnify and hold harmless Sublandlord from all reasonable claims, costs and damages as a result of any environmental problems which are the result of Sublessee's use, occupation, or possession of the Subleased Property.

Sublandlord specifically prohibits Sublessee from installing, or allowing others to install, any underground bulk storage tanks on the Subleased Property.

All representations, warranties and indemnification provisions of this Section shall survive the termination of this Sublease.

         26. Notice. A notice which may or shall be given under the terms of this Sublease shall be either delivered by facsimile, by hand or by Federal Express or another similar national, reputable, overnight courier or sent by United States Registered or Certified Mail, postage prepaid; if for Sublandlord, to the address given below, or if for Sublessee, to the Subleased Property. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when received (if by facsimile), when delivered (if delivered by hand) or one (1) day after sending it via overnight courier or three (3) days after depositing in the mails, return receipt requested (if delivered by mail).

         Notice to Sublandlord:        Gary Bruce Thomas, Corporate Real Estate
                                       Carolina First Bank
                                       151 Corley Mill Road
                                       Lexington, SC  29072
                                       Facsimile #:  803-996-7719

         Notice to Sublessee:          Jerry A. Vereen, President & Chief
                                       Executive Officer
                                       Tidelands National Bank
                                       875 Lowcountry Boulevard
                                       Mt. Pleasant, South Carolina 29464

         27. Severability. If any clause or provision of this Sublease is illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added, as a part of this Sublease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable; provided however, that both parties must agree in writing to such substitute language and provisions before such will become binding on either party.

         28. Compliance with Laws, Ordinances and Regulations. Sublessee shall, except as herein required by Sublandlord, and at Sublessee's sole expense, promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon Sublessee by the ordinances, laws and/or regulations of any Governmental authorities, as may apply to a Sublessee of the Subleased Property, insofar as they are occasioned by or required in the conduct of Sublessee's business or Sublessee's possession and use of the Subleased Property.

         29. Successors and Assigns. The covenants, conditions and agreements contained in this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; but this provision shall in no way alter the restrictions and requirements herein in connection with assignment and subletting by Sublessee.

         30. Whole Contract. This Sublease, together with all exhibits which are attached hereto and by reference made a part hereof, constitutes the sole and entire contract between the parties relative to the Subleased Property. No prior written or contemporaneous oral promises or representations shall be binding. No subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Sublandlord or Sublessee unless reduced to writing and signed by both parties.

         31. Waiver. Neither acceptance of rent by Sublandlord nor failure by Sublandlord to complain of any action, non-action or default of Sublessee shall constitute a waiver of any of Sublandlord's rights hereunder. Waiver by Sublandlord of any right for any default of Sublessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Sublandlord of Sublessee's keys to the Subleased Property shall not constitute an acceptance of surrender of the Subleased Property.

Neither a failure by Sublessee to exercise any of its options hereunder, nor failure to enforce its rights or to seek its remedies upon any default, shall effect or constitute a waiver of Sublessee's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default.

         32. Liens and Encumbrances. Sublessee shall not encumber or subject the interest of the Sublandlord in the Subleased Property to any mechanics', materialmen's or other liens of any nature whatsoever and shall indemnify Sublandlord against all such liens, charges and encumbrances, including reasonable court costs and attorneys fees incurred in any legal action brought in discharging the Subleased Property from any liens, judgments or encumbrances caused by Sublessee.

         33. Subordination. Sublessee agrees that this Sublease shall be subordinate and subject to any mortgages now or hereafter placed upon the Subleased Property. Sublessee shall, without charge, and from time to time, within fifteen (15) days after request by Sublandlord, duly execute, acknowledge and deliver to Sublandlord, or any other person or firm specified by Sublandlord, a Sublease Subordination Agreement or Estoppel Agreement as reasonably requested by Sublandlord. However, any such subordination shall be upon the express condition that this Sublease shall be recognized by the mortgagee, that the rights of the Sublessee shall remain in full force and effect during the term of this Sublease, notwithstanding any default by Sublandlord with respect to said mortgage or any foreclosure thereof as long as Sublessee shall perform all of Sublessee's covenants and conditions of this Sublease.

         34. Attornment. In the event of assignment of Sublandlord's interest in the Subleased Property, Sublessee shall attorn to such successor of Sublandlord's interest therein and recognize such successor as Sublandlord under this Sublease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Such successor shall provide Sublessee with an instrument recognizing Sublessee's rights under this Sublease, including Sublessee's right of quiet enjoyment and non-disturbance.

         35. Sublessee Estoppel. The Sublessee shall, from time to time, no later than fifteen (15) days following the written request of the Sublandlord, furnish Sublandlord a written statement, signed by Sublessee concerning the status of any matter pertaining to the Sublease.

         36. Holding Over. In the event Sublessee continues in possession after the end of the term, without any written agreement as to such possession, it is agreed that the tenancy thus created shall be month to month and can be terminated by either party giving to the other party not less than thirty (30) days written notice. In so continuing, Sublessee agrees to pay a monthly rental equal to two hundred percent (200%) of the last rental payment made under the terms of this Sublease or any renewal or extension thereof, and to keep and fulfill all the other covenants conditions and agreements of this Sublease. There shall be no renewal of this Sublease or exercise of any option by operation of law.

         37. Quiet Possession. It is understood and agreed that subject to the terms of this Sublease, and to all covenants, additions, easements, liens and mortgages of record, that Sublessee, paying the rent hereby reserved, and performing and observing the covenants hereof, may peacefully hold and enjoy the said Subleased Property throughout the duration of this Sublease without any interruptions by the Sublandlord, its successors or assigns.

         38. Sublandlord Not A Partner. It is expressly understood that Sublandlord shall not be construed or held to be a partner, joint venturer or associate of Sublessee in the conduct of its business; it being expressly understood that the relationship between parties hereto is and shall remain at all times that of Sublandlord and Sublessee.

         39. Commissions. Sublandlord agrees to pay to CB Richard Ellis/Carmody, LLC. ("Agent") a leasing commission equal to six percent (6%) percent of the Base Rent payable hereunder for the initial terms of this Sublease. Notwithstanding the foregoing, Sublandlord and Sublessee represent and warrant each to the other that they have not dealt with any other brokers or agent in connection with this transaction. Either party guilty of a breach of this representation and warranty shall indemnify the other party for any claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees for commissions resulting from or arising out of such party's actions in violation of this representation and warranty. These warranties shall survive the execution of this Sublease.

         40. Early Termination. Sublessee agrees to diligently pursue all regulatory approvals in connection with the formation of the bank to be known as Liberty National Bank (the "Bank"). If all regulatory approvals have not been obtained for the Bank on or before December 31, 2002, Sublessee shall have the right to terminate this Sublease effective March 1, 2003. In the event that Sublessee elects to terminate, Sublessee shall provide Sublandlord notice of such termination on or before January 15, 2003.

         41. Assignment of Existing Sublease with Coastline Realty, Inc. A portion of the Subleased Property is subject to that existing sublease dated March 17, 1998, as amended, by and between Carolina First Bank and Coastline Realty, Inc. (the Coastline Sublease"), a copy of which is attached hereto as Exhibit B. Accordingly, upon the Effective Date of this Sublease and upon Landlord's consent to this Sublease, Sublandlord does hereby sell, assign, transfer, convey and set over absolutely unto Sublessee all of Sublandlord's right, title, interest, powers, and privileges in and to the Coastline Sublease, and Sublessee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the Sublandlord's part to be kept and performed under the Coastline Sublease commencing from and after the Effective Date of this Sublease. Sublessee hereby indemnifies and agrees to hold harmless Sublandlord and Landlord from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, but without limiting the generality of the foregoing, attorneys' fees and court costs) which Sublandlord or Landlord may incur, sustain or suffer or which may be asserted or charged against Sublandlord and Landlord, arising out of, pertaining to or in any way connected with Sublessee's obligations, duties or liabilities under the Coastline Sublease from and after the Effective Date. No later than five (5) days after the Effective Date, Sublessee shall cause Coastline Realty, Inc. to deliver evidence that the insurance required under the Coastline Sublease is in effect and shows Sublandlord, Sublessee and Landlord as additional insureds. The Coastline Sublease is currently on a month-to-month basis, and Sublessee in its sole discretion shall have the right to terminate the Coastline Sublease at any time upon sixty (60) days prior written notice to Coastline Realty, Inc. with a copy of such notice letter to Sublandlord and Landlord. Should Sublessee and Coastline Realty, Inc. desire to amend or modify the Coastline Sublease, any such amendment or modification is subject to the prior written consent of Sublandlord and Landlord. Notwithstanding the foregoing, Sublandlord shall entitled to all rents payable by Coastline Realty, Inc. for periods prior to May 1, 2002 and Sublessee shall be entitled to all rents paid under the Coastline Sublease for periods commencing on May 1, 2002. Sublessee shall be responsible for notifying Coastline Realty, Inc. of the assignment and assumption of this Coastline Sublease as provided herein.

         42.      Miscellaneous Provisions.

                  a) The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, or affect the scope or intent of such Paragraphs or Sections of this Sublease. Any gender used herein shall be deemed to refer to any other gender. The use of singular herein shall be deemed to include the plural and, conversely the plural shall be deemed to include the singular.

                  b)       Time is of the essence in this agreement.

                  c) This agreement shall be construed and interpreted under the laws of the State of South Carolina.

                  d) Nothing herein contained shall be deemed to require the Sublessee to pay or discharge any liens or mortgages of any character whatsoever which may be placed upon the Subleased Property by the act of the Sublandlord, or to perform or pay for any of Sublandlord's obligations herein.

                  e) Sublessee may, during the term of this Sublease, upon first obtaining any and all necessary permits from governmental authorities and Sublandlord's written approval, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Subleased Property. Such signs shall be removed by Sublessee upon the termination of its occupancy of the Subleased Property and Sublessee shall repair any damage caused by such removal, all at Sublessee's sole cost and expense.

                  f) The parties agree to fully cooperate with each other with respect to securing any necessary approvals, permits or licenses necessary for the construction and operation of the Leased Property as contemplated hereby.

                  g) Sublessee agrees that at or prior to the Effective Date of this Sublease, it shall have its parent company, Liberty Bancshares, Inc., sign a Letter of Guaranty in substantially the form attached hereto as Exhibit "B".

         43. Authorization. Each individual executing this Sublease on behalf of a corporation or partnership represents and warrants that he has been authorized to do so by such entity.

         44. Contingency. This sublease is contingent upon approval by the lessor of the Prime Lease. Sublandlord agrees to make a reasonable good faith effort to obtain said consent.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals:

IN THE PRESENCE OF:            SUBLESSEE:

                               Tidelands National Bank (Proposed name)


/s/                            By: /s/ Barry Kalinsky and /s/ Jerry A. Vereen
-----------------------           ----------------------------------------------

                               Its Authorized Officer Barry Kalinsky and
                                                      Jerry A. Vereen
-----------------------                              ---------------------------


                               Date signed by Sublessee:    April 22     , 2002
                                                        -----------------

                               SUBLANDLORD:

                               CAROLINA FIRST BANK

/s/ Vicki R. Brock             By: /s/ Gary Bruce Thomas
-----------------------           ----------------------------------------------

Vicki R. Brock                 Its Authorized Officer  Gary Bruce Thomas
-----------------------                               --------------------------

                               Date signed by Sublessee:  April 25       , 2002
                                                        -----------------



PRIME LEASE LESSOR'S CONSENT. Prime Lease lessor hereby consents to the Sublease of the Premises to Sublessee as set forth herein


                               PRIME LEASE LESSOR:

                               SAVINGS ASSOCIATES, a South Carolina
                               General Partnership


/s/                            By: /s/ Jay B. Richburg
-----------------------           ----------------------------------------------

                               Its Authorized Officer  Jay B. Richburg
-----------------------                              ---------------------------

                               Date signed by Prime
                               Lease Sublandlord:     April 24            , 2002
                                                 -------------------------

                                   EXHIBIT "A"
                        DESCRIPTION OF SUBLEASED PROPERTY

                                   EXHIBIT "B"
                   COASTLINE REALTY, INC. SUBLEASE, AS AMENDED

                                  OFFICE LEASE

                  THIS LEASE made and entered into this 17th day of March, 1998 by and between Carolina First Bank, or its assigns, hereinafter called "Landlord," and Coastline Realty, Inc. called "Tenant."

                                   WITNESSETH

                  In consideration of the covenants and agreements of the respective parties herein contained, the parties hereto, for themselves, their heirs, distributee, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

A.       DEMISED PREMISES

                  Landlord by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord for the term and upon the rental, covenants and agreements herein set forth those certain premises situated, lying and being in the State of South Carolina, County of Charleston, City of Mount Pleasant, located at 875 Lowcountry Blvd., Suite 207, Mount Pleasant, South Carolina 29464, and more specifically described as follows:

         All that certain space measuring approximately 250 square feet of the approximately 10,000 square foot building constructed on the site and having the Charleston County TMS # 514-00-00013.

B.       TERM AND DELIVERY OF PREMISES:

         TO HAVE AND TO HOLD the said premises unto Tenant for a term of Twenty Four (24) months beginning on April 1, 1998, and ending on the 31st day of March, 2001.

                  It is further agreed and understood that if Landlord is unable to deliver possession of the demised premises to the Tenant at the commencement of the term of this lease because of the retention or possession thereof by other parties than Landlord, or because Landlord is unable to get the premises ready for occupancy by Tenant, then Landlord shall not be liable to Tenant for damages and this lease shall not terminate, provided, however, that Tenant shall have no obligation to pay rent hereunder until possession of the demised is delivered to Tenant. Landlord shall use all reasonable diligence to deliver possession of the premises to Tenant at the commencement of the within term. It is anticipated that possession may be had on April 1, 1998, however, if for any reason Landlord fails to give possession of the demised premises on that date, then this lease and payment of rent will commence as of the day possession is given with the further understanding that possession must be had by April 5, l999, or Tenant may terminate this lease by written notice. If the term of this lease shall commence on a day other than the first day of a calendar month, rental shall be paid for the portion of the month in proportion to the monthly rental rate as herein provided for in this lease shall be extended so as to cause the expiration of the term to be on the last day of the last month of the term.

C.       COVENANTS AND CONDITIONS OF LEASE:

         This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

                  1. RENT. Tenant covenants and agrees to pay rental to Landlord, the annual sum of ($4,125.00 )Four Thousand One Hundred Twenty Five and No/100 Dol1ars, said sum to be in lawful money of the United States, payable in equal monthly installments of ($343.75) Three Hundred Forty Three and 75/100 Dollars. Said rental shall be payable monthly in advance to the office of Carolina First Bank, 875 Lowcountry Blvd., Mount Pleasant, South Carolina 29464. Rent is due on the 1st day of each month and shall not be withheld for any reason whatsoever. In the event Tenant shall fail to pay each rental by the 10th of each month, a late charge of Five (5%) percent of the monthly rental, shall be added to the rental and paid to Landlord for each such late payment, and the same shall be treated as additional rent.

                  2. AUTHORIZED USE. Tenant agrees not to abandon or vacate the demised premises, and not to use them for other than normal office purposes or permit them to be used for any offensive, noisy or dangerous trade or business, or in violation of any law, ordinance, or regulation of any governmental body or authority applicable to the demised premises. Tenant will not do or permit any act or omission which will increase cost of insurance. Tenant will not obstruct entries and passageways so as to interfere with use thereof by other tenants.

                  3. TENANT ALTERATIONS. Tenant shal1 not make, or suffer to be made, any alterations of the premises, or any part thereof, without the written consent of the Landlord. Any such alterations or improvements, whether made with or without Landlord's permission, and including, but not limited to, permanent partitions, wall to wall carpeting, lighting, or attached shelving, shall, at the option of the Landlord, become the property of the Landlord (with no obligation of Landlord to pay for same) and may not be removed unless requested by the Landlord. Tenant may install at its expense and without Landlord's consent trade fixtures, moveable office partitions, furniture and equipment and other personal property, and may remove same at any time provided that Tenant is not in default of this Lease and that any damage to the premises caused thereby shall be repaired by Tenant, normal wear and tear excepted. Tenant shall not install or maintain any equipment, partitions, furniture or apparatus, the weight or operation of which would tend to injure or be detrimental to the premises or unreasonably annoy or disturb other Tenants. Tenant shall at all times keep the premises free and clear of any lien or encumbrance of any kind created by Tenant's act under this paragraph or otherwise or by its omission.

                  4. TENANT'S MAINTENANCE AND REPAIR OF PREMISES. Tenant agrees not to suffer or commit any waste and to keep and to do whatever is necessary to maintain the interior of its premises in good condition and repair, natural deterioration by ordinary use and reasonable wear, fire, the elements, and acts of God excepted. Tenant shall repair any damage, willful or otherwise, to the premises, caused by it, its agents, invitees or clients.

                  5. LANDLORD'S MAINTENANCE AND REPAIR OF PREMISES. Landlord shall at its own expense keep and maintain in good repair and working order the heating and air conditioning, plumbing, roof, foundation and exterior walls, electricity and fixtures, exterior glass and parking lot. Landlord agrees to make all repairs that may become necessary by reason of fire, acts of war, insurrection or riot, earthquake, other elements including damage by termites, fungus growth or dry rot. Landlord shall be under no obligation to inspect the premises and Tenant shall be responsible for notifying Landlord in writing of any needed repairs after which Landlord shall have a reasonable time in which to make such repairs. Landlord shall not be held liable for any damage to Tenant for failure to make any such repair unless due to Landlord's gross negligence. So long as tenant maintains proper servicing of the Heating and Air Conditioning systems (as outlined above), Landlord shall be responsible for all required replacements and repairs of major component parts including all costs of installation.

                  6. SERVICES AND UTILITIES FURNISHED BY LANDLORD. Landlord shall at its own expense, supply to Tenant in or upon the premises during the term of this lease the following services and utilities only as specifically indicated:

         (a)      restrooms,
         (b) drinking water within reasonable distance of Tenant's premises,
         (c) janitorial service of office and common areas of building in accordance with usual weekly schedule,
         (d)      replacement light bulbs and ballast or building standard,
         (e)      parking - -- see Paragraph #10, and
         (f)      use of conference room on a reserved basis.

                  Landlord shall not be liable for failure to furnish any of the foregoing when such failure is caused by accidents or conditions beyond the control of Landlord, or by repairs, labor disturbances or disputes of any character whether resulting from or caused by Landlord or otherwise; nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant.

                  7.       INCREASE IN COST OF SERVICES. N/A

                  8. PAYMENT OF TAXES, INSURANCE, AND OTHER ASSESSMENTS. Landlord shall pay annually all real estate taxes and insurance on the described premises.

                  Tenant at all times shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes assessed against any leasehold interest or any fixtures, equipment, stock-in-trade, or other personal property of any kind, installed or used in or on the premises.

                  9. SUBORDINATION OF LEASE. It is agreed that the rights of Tenant hereunder shall be and remain subordinate to the right and lien of any bonafide mortgage placed upon said premises by Landlord during or before the term of this lease, and if requested by mortgagee, Tenant will execute a subordination agreement.

                  10. PARKING. Tenant is hereby granted the right to use spaces in the building parking area in common with other tenants. Landlord reserves the right to require tenant to use outer perimeter spaces.

                  11. ENTRY BY LANDLORD. Landlord shall have the right to enter the premises at reasonable times with prior notice or normal business hours for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required herein to be performed by Landlord. Thirty (30) days prior to expiration of lease Landlord may post suitable notice on the demised premises that same are for rent and may show same to prospective tenant at reasonable times.

                  12. ASSIGNMENT AND SUBLETTING. Neither this lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all or any part of the lease premises shall be sublet by Tenant without the written consent of Landlord first had and obtained. Landlord consent shall not be unreasonably withheld.

                  13. WAIVER OF COVENANTS. It is agreed that the waiving of any of the covenants of this Lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained. No forbearance by either party to seek a remedy for any breach of this lease agreement shall be deemed a waiver by such party of its rights or remedies with respect to such breach.

                  14. DEFAULT BY TENANT. This lease is made upon the condition that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (a) any installment of rent, additional rent, taxes, or any other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for fifteen (15) days after written demand thereof, or (b) there be any default on the part of Tenant in the observance or performance of any of the other continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within fifteen (15) days and Tenant shall have commenced to cure said default within fifteen (15) days and continues diligently to pursue the curing of the same), or (c) Tenant shall file a petition in bankruptcy, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, or regulation, or make assignment for the benefit of creditors, or
(d) any trustee, receiver or liquidator of Tenant or (e) of all or any substantial part of its properties or (f) of the leased premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or the leasehold estate hereby created shall admit in writing its inability to pay its obligations generally as they become due, or (g) Tenant shall vacate or abandon the leased premises, then and in any of said cases, Landlord at its option may terminate this lease and re-enter upon the leased premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the leased premises or voiding this lease.

                           In addition to, but not in limitation of, any of the
remedies set forth in this lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this lease and the continuance of such default after the period of notice above provided, to retake possession of the leased premises from Tenant without process of law, by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or degree obtained in any action to recover possession of the leased premises, shall not be construed as an election to terminate this lease unless Landlord expressly exercises its option hereinabove provided to declare the term hereof ended, whether such entry or re-entry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liability for the remainder of the term of this lease, and Tenant shall, notwithstanding such entry or re-entry, continue to be liable for conditions hereof and shall pay to Landlord all monthly deficits after any such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained and, in the event of any such ouster, Landlord rents or leases the leased premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease co-extensive with the term created hereunder which is less the rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease or the creation of such new tenancy sue for the recovery of the differences between the aggregate rental provided, for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which Landlord may be put for brokerage commission, placing the leased premises in tenantable condition or otherwise. If such new lease or tenancy is made for a shorter term than the balance of the term of this lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this lease.

                  If Tenant at any time shall fail to pay any assessments or liens, or to make any payment or perform any action required by this lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant provided Landlord has given a 15 day prior notification in writing to Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of eighteen (18%) percent from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this lease, if not paid when due, provided Landlord has given a 15 day written notice to Tenant, shall accrue interest at the rate of eighteen (18%) percent from their due date until paid, said interest to be so much additional rent under this lease and shall be paid to Landlord by Tenant upon demand.

                  All rights and remedies of Landlord herein are cumulative, and none shall exclude any other remedies allowed at law or in equity.

                  15. INJURIES AND PROPERTY DAMAGE. Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares or merchandise or from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

                  Bodily Injury                  $1,000,000.00 Single Limit
                  Single Limit Per Person        $  250,000.00
                  Property Damage                $  100,000.00

                  Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of insurer evidencing insurance carried with proof of payment of the premium, or a letter from the Corporate Risk Manager to such effect shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

                  16. DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY. If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render premises untenantable in whole or in part, the rent shall be abated wholly or proportionally as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e. expenditure of fifty (50%) percent or more of replacement cost) of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty
(30) days after the occurrence of such damage or destruction. If it is anticipated that said rebuilding will take in excess of ninety (90) days, Landlord shall notify Tenant and Tenant shall be given the option of canceling said Lease within ten (10) working days of said notification.

                  Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the demised premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver. Landlord hereby agrees to keep the building insured against fire and other perils normally covered by fire and extended coverage.

                  17. HOLDING OVER. In case of Tenant holdover after the end of the term herein provided, such tenancy shall be from month-to-month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this lease, and the rent shall be at the monthly rate of the last year of the lease term plus any increases in taxes, insurance and operating expenses.

                  18. DEFAULT OF LANDLORD. If at any time during the term hereof Landlord shall default in any of its obligations under this lease, Tenant may give the written notice to Landlord of its intention to terminate the lease, together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly taken within such period and are thereafter diligently pursued.

                  19. CONDEMNATION. In the event any part of the premises shall be taken or condemned at any time during the term hereof through the exercise of power of eminent domain, with or without litigation, and Tenant shall determine that the remaining portion of the premises are not reasonably suitable for its use and occupation, Tenant may, by giving written notice to Landlord within sixty (60) days after the date of such taking or condemnation, terminate this lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice, and Landlord shall refund any unearned rent paid in advance by Tenant. If Tenant does not terminate this lease as provided above, this lease shall continue in force as to the remaining portion of the demised premises and in such event the monthly rental thereafter payable by Tenant hereunder shall be adjusted and prorated in the exact ratio which the value of the premises after such taking or condemnation bears to the value of the premises immediately preceding the condemnation, and Landlord shall, at its own expense make any repairs or alterations to said premises which may be necessary to restore the premises, in so far as possible, to their condition prior to the taking or condemnation.

                  In the event of the taking or condemnation of all or any portion of the premises if the Landlord and/or Tenant terminates the lease as provided above, Landlord and Tenant shall together pursue the claim against the condemning or taking authority for the value of the property taken or condemned and Tenant shall receive from the condemnation award the value of his improvements, if any, so taken; Tenant shall receive no other part of the condemnation award. If the lease is not terminated, Landlord shall receive the entire award in the condemnation proceeding.

                  In the event any part of the premises shall be taken or condemned at any time during the term hereof through the exercise of such power of eminent domain, with or without litigation, and the remainder of the premises shall not, in the opinion of the Landlord, constitute an economically feasible operating unit, Landlord may, by giving written notice to the Tenant within sixty (60) days after the date of such taking or condemnation, terminate this lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice; rent shall be apportioned as of the termination date.

                  20. ENFORCEMENT. If any action at law or in equity shall be brought to recover any rent under this lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this lease, or for the recovery of the possession of the leased premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

                  21. QUIET ENJOYMENT. Landlord agrees that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this lease peaceably and quietly have, hold and enjoy the premises.

                  22. NOTICES. Any notice, demand or other instrument or written communication required or permitted to be given, served, made or delivered hereunder may be given, served, made or delivered by mailing the same by certified mail return receipt requested or hand delivery in a sealed envelope, postage prepaid, and if to Tenant, addressed to Tenant at 875 Lowcountry Blvd., Suite 207, Mount Pleasant, SC 29464, and if to Landlord, addressed to Landlord at 875 Lowcountry Blvd., Mount Pleasant, SC 29464. Any such notice, demand or other instrument or written communication mailed as above provided shall be deemed to have been given, served, made or delivered at the time that it was placed in the mail with sufficient postage attached, or the date personally delivered.

                  23. SIGNS AND BUILDING DIRECTORY. No signs of any type shall be installed any place on the building or exterior of the premises without prior written approval and consent of Landlord. Landlord may, at its option, install and maintain a building directory and reserves the right to limit the number of listings.

                  24. RULES AND REGULATIONS. Landlord may from time to time publicize such rules and regulations in writing which it may consider necessary and in the best interest of the building. Tenant agrees to abide by such rules and regulations so long as they do not unreasonably interfere with Tenant's use and occupancy of the premises.

                  25. SURRENDER OF PREMISES. Tenant agrees to turn over all keys and to surrender the demised premises at the expiration or sooner termination of this lease or any extensions thereof, broom-clean and in the same condition as when delivered to Tenant or as altered, pursuant to the provisions of this lease, ordinary wear and tear and damage by the elements excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when delivered to Tenant.

                  26. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in the within lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributee, executors, administrators, legal representatives, assigns and upon their respective successors in interest, except as expressly otherwise hereinabove provided.

                  27. Security Deposit. For the faithful performance by Tenant of all of the terms and conditions of this lease on Tenant's part to be performed, Tenant has deposited with Landlord the sum of Three Hundred Forty Three and 75/100 Dollars ($343.75) as a security deposit. If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain any part of the Security Deposit for the payment of any rent or any other sun in default, or for the payment of any other amount which the Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written notice, deposit with Landlord or its agent an amount equal to satisfy the restoration of the Security Deposit to its original amount.

                  In the event of a sale of the Building or lease of the land on which it stands subject to this lease, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessee and Landlord shall be released by Tenant from all liability for the return of such Security Deposit. It is agreed that this provision shall apply to every transfer or assignment of the Security Deposit to a new landlord.

                  29. ADDITIONAL PROVISIONS. Insofar as the following provisions conflict with any other provision of this lease, the following shall control:

1.       Tenant has one two year option at the following rates:

                  OPTION 1 YEAR 3 AT $361.00 PER MONTH
                           YEAR 4 AT $370.00 PER MONTH

                  Tenant must give Landlord a Sixty day notice in writing of intent to exercise option.

2. TENANT HAS FIRST RIGHT OF REFUSAL ON ADJOINING SPACE. TENANT WILL HAVE 3 BUSINESS DAYS TO MAKE A DECISION.

                  IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


WITNESS:                                     LANDLORD:



   /s/ Janet Dauscher                  By:   A. ---------------
-----------------------------------         -----------------------------------

   Janet Dauscher                      Its:  Vice President/Carolina First Bank
-----------------------------------         -----------------------------------


                                             TENANT:



   /s/ Janet Dauscher                  By:   /s/ Marti Stewart
-----------------------------------         -----------------------------------

   Janet Dauscher                      Its:  Vice President
-----------------------------------         -----------------------------------

                               AMENDMENT TO LEASE


         THIS AMENDMENT TO LEASE (the "Amendment") is executed this 14th day of February, 2000 by and between Carolina First Bank ("Landlord") and Coastline Realty, Inc. ("Tenant"). The "Effective Date" of this Amendment shall be the date the Amendment is signed by both parties, and if both parties do not sign on the same date, the date on which signed by the last party to sign. This Amendment may be executed with facsimile signatures.

                              PRELIMINARY STATEMENT

         Landlord and Tenant entered into a lease dated March 17, 1998 (the "Lease"). Landlord and Tenant have agreed to amend the Lease as set out below. All capitalized terms set forth and not defined in this Amendment shall have the meanings set out in the Lease.

                                   AMENDMENTS

         FOR VALUABLE CONSIDERATION given by each of the undersigned parties to the other, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Section A is amended to state that the Demised Premises shall consist of approximately 475 square feet, which is identified as Suite 204. All references to Suite 207 containing 250 square feet are deleted.

         2. Tenant accepts Suite 204 "as is" except Landlord shall either repaint Suite 204 or provide Tenant with a painting allowance of $375. In the event Landlord provides an allowance for repainting, Landlord shall have the right to approve the painter and the color of the paint.

         3. Section C, paragraph 1 is amended to state that rental shall be $7,837.50 per year, or $653.13 per month effective February 1, 2000. In addition, rent is to be payable in advance to Carolina First Bank, Accounting Department-Rent Payments, 104 South Main Street, Poinsett Plaza, 3rd Floor, Greenville, SC 29601.

         4. Section C, paragraph 17 shall be amended to provide that, "If Landlord exercises its option to terminate the Lease pursuant to Item 7 below, then one month after such termination is effective, any Holding Over period shall be at double the monthly rental rate."

         5. Section C. paragraph 22, shall be amended to provide for notice to the Landlord at Property Management Services, Carolina First Bank,
P.0. Box 12249, Columbia, SC 29211.

         6.       Section C, paragraph 29 is deleted.

         7. Landlord shall have the right to terminate this Lease prior to the stated termination date upon not less than ninety (90) days written notice to Tenant. In the event

Landlord elects to terminate the Lease on a date effective on or before March 31, 2001, Landlord shall reimburse Tenant for up to $1,000 of documented out-of-pocket expenses incurred by Tenant in connection with the relocation of Tenant's business.

         8. The Lease shall be and remain in full force and effect and unmodified except as the same is specifically modified and amended hereby. All covenants obligations, conditions and terms of the Lease, not specifically modified or amended by this Amendment, are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

                                    LANDLORD:

                                    CAROLINA FIRST BANK



                                    By: /s/ Gary B. Thomson
                                       -------------------------------
                                    Print Name: Gary B. Thomson
                                               -----------------------
                                    Title: Senior Vice President
                                          ----------------------------


                                    TENANT:

                                    COASTAL REALTY, INC.



                                    By: /s/ Martin Stewart
                                       -------------------------------
                                    Print Name: Martin Stewart
                                               -----------------------
                                    Title: Vice President
                                          ----------------------------

                                   EXHIBIT "C"
                                   PRIME LEASE

STATE OF SOUTH CAROLINA    )
                           )                 LEASE AGREEMENT
COUNTY OF CHARLESTON       )


         THIS LEASE AGREEMENT, is made and entered into this 26th day of October, 1988, by and between Savings Associates, A South Carolina General Partnership (hereinafter referred to as the "Landlord") and Lowcountry Savings Bank (hereinafter referred to as the "Tenant").

                                   WITNESSETH:

         1. Premises: The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, Landlord's office building and surrounding premises located at Hwy. 17 By-Pass and Lowcountry Boulevard, Mt. Pleasant, South Carolina (containing approximately 10,000 square feet) and being more particularly described and shown on Exhibit "A" attached hereto:

         TO HAVE AND TO HOLD THE PREMISES upon the terms and conditions hereinafter set forth.

         2. Term: The term of this lease shall be a period of ten (10) years, commencing the date upon which the certificate of occupancy has been issued by the appropriate authorities. Exhibit "B" is hereto attached and made a part hereof containing blanks for the commencement and expiration dates of said terms. The parties hereto agree that when said dates become certain, as provided herein, they will complete and execute said Exhibit to reflect said dates.

         3. Possession: If for any reason the Landlord cannot deliver possession of the leased property to the Tenant at the commencement of the lease term, this lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting therefrom, but there shall be an abatement of rent for the period between the commencement of the lease term and, the time when the Landlord does deliver possession.

         4.       Rent:

                  (a) Base Rent: The Tenant shall pay to the Landlord for the first two (2) years of the term an annual rental of One Hundred Twenty Thousand and no/100 ($120,000.00) Dollars, payable in equal monthly installments of Ten Thousand and no/100 ($10,000.00) Dollars on the first day of each and every calendar month during the term hereof. The annual rent for the third year of the term shall be One Hundred Thirty-two Thousand Three Hundred and no/100 ($132,300.00) Dollars in equal monthly installments of Eleven Thousand Twenty-five and no/100 ($11,025.00) Dollars on the first day of each and every calendar month during the term hereof (hereinafter referred to as the "Base Rent"). All rent payments shall be made to the Landlord, at its principal office in Charleston, South Carolina, or at such other place as the Landlord may designate in writing to the Tenant. If rental commences on a date other than the first day of the month, rent for the first month shall be prorated and paid with the first regular monthly installment. All rentals due hereunder which are not received by the Landlord by the tenth (10th) day of each month shall be subject to a delinquency charge of one and one-half (l.5%) percent per month on the unpaid balance, accruing from the first day of every month for which rental is due. Said delinquency charge shall be subject to the default provisions herein.

                  (b) Base Rent Adjustment: At the commencement of the Fourth year of the initial term of this Lease and each year thereafter during the remainder of the initial term or any extension ("the adjustment date"), the Base Rent shall be adjusted in the following manner; the base for computing the adjustment is "All Items and Major Group Figures for All Urban Consumers" commonly abbreviated as "CPI--U", published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the date of the commencement of the third year of this Lease ("Beginning Index"). The Index most immediately preceding the adjustment date in question ("Extension Index") is to be used in determining the amount of the adjustment.

         If the Extension Index has increased over the Beginning Index, the Base Rent payable during the fourth year shall be adjusted by multiplying the then current Base Rent set forth in Paragraph 4 by a fraction, the numerator of which is the Extension Index, and the denominator of which is the Beginning Index. As soon as the Base Rent for the extended term is adjusted, Landlord shall give Tenant notice of the amount of the Base Rent for the fourth year. For the fourth year of the initial term of this Lease and each year thereafter during the remainder of the term or any extended term, the "Extension Index" shall be the Index published for the month immediately preceding the month in which the next year of the term commences.

         If the Extension Index has decreased over the Beginning Index, the Base Rent shall remain unchanged.

         If the Index has changed so that the base year differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         Notwithstanding any other provisions herein to the contrary, the initial Base Rent or any Base Rent Adjustments shall not be decreased based upon adjustments in the Consumer Price Index as herein provided.

         5. Option to Extend Term: Tenant is given the option to extend the term on all provisions contained in this Lease for two (2) five (5) year periods following the expiration of the initial term or any extended term by giving notice of exercise of the option ("Option Notice") to the Landlord at last nine (9) months, but not more than one (1) year before the expiration of the term or extended term. Provided that, if Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term.

                  The Base Rent shall be increased each year during the extended term based upon the same formula set forth above in Paragraph 4(b) pertaining to Base Rent Adjustment.

         6. Use: Lessee shall not use or permit the use of the Premises or any improvements located thereon for any business or purpose other than a first-class (i) savings and loan or other banking or financial service facility,
(ii) retail facility, or (iii) general office facility.

         7. Assignment and Sublettings: The Tenant shall not, without the prior written consent of the Landlord, which shall not be unreasonably withheld, assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to one assignment or sublease shall not constitute a waiver of this provision with respect to subsequent transactions. Each subtenant or assignee shall be liable to Landlord for all obligations of the Tenant hereunder, but the Tenant shall not be thereby relieved of such obligations.

         8. Improvements: The Landlord shall, at its own cost and expense, construct the building and improvements in accordance with the plans and specifications dated July 17, 1987 which have been approved and initialed by the parties simultaneously with the execution of this Lease and are attached hereto as Exhibit C and deemed a part hereof. The Tenant shall pay for the amount of any additional costs attributable to changes in the plans and specifications. All improvements, alterations and additions to the Premises desired by Tenant, other than those identified in Exhibit "C" must be approved in writing by Landlord and shall be made only at Tenant's expense in a good and workmanlike manner. If the improvements, alterations, or additions are to be made by a contractor other than Landlord's, Landlord reserves the right to approve such contractor, which approval shall not be unreasonably withheld, and to require adequate lien waivers, bonds, permits, licenses and insurance. All improvements and additions made by the Tenant and attached to the Premises, including without limitation all partitions, carpets, lighting fixtures, doors, hardware, cabinets and ceilings, shall remain in the Premises, and shall be surrendered to Landlord at the expiration or earlier termination of this Lease.

         9. Utilities and Services: The Tenant shall pay or cause to be paid all charges for air conditioning, heat, water, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the demised premises throughout the term of this lease, and shall indemnify the Landlord and save it harmless against any liability or damages on such account.

         10. Maintenance: The Tenant shall, at all times during the lease term, at its own expense, put and maintain in thorough repair and in good and safe condition all buildings and improvements on the leased property, and their equipment and appurtenances, both inside and outside, structural and nonstructural, extraordinary and ordinary, however the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence, or defects, latent or otherwise. The Tenant shall also, at its own expense, put and maintain in thorough repair and in good and safe condition, and free from dirt, snow, ice, rubbish, and other obstructions or encumbrances, the parking areas, the sidewalks, areas, chutes, sidewalk hoists, railings, gutters, and curbs in front of and adjacent to the leased property.

                  Landlord shall promptly assign to Tenant all contractor's warranties and guarantees on the construction and improvements, to the extent said warranties and guarantees are assignable.

                  On default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense thereof shall constitute and be collectible as additional rent.

         11. Property of Tenant: Tenant may, at the expiration or earlier termination hereof, remove all, furniture, equipment and other personal property which Tenant shall have placed in the Premises; provided that Tenant shall repair any damage to the Premises caused by such removal. All such property shall, during the term hereof, be at the risk of Tenant only, and Landlord shall not be liable for any loss thereof or damage thereto resulting from any cause whatsoever; and each policy of insurance covering such property shall contain a standard waiver or subrogation endorsement. Any such property not removed at the expiration or earlier termination of this Lease shall be deemed abandoned and may be disposed of by the Landlord in any manner whatsoever.

         12. Taxes: The Tenant, in addition to the fixed rent, shall pay all taxes and assessments upon the leased property, and upon the buildings and improvements thereon, which are assessed during the lease term. All taxes assessed prior to but payable in whole or in installments after the effective date of the lease term, and .all taxes assessed during the term but payable in whole or in installments after the lease term, shall he adjusted and prorated, so that the Landlord shall pay its prorated share for the period prior to and for the period subsequent to the lease term and the Tenant shall pay its prorated share for the leased term.

         13. Insurance: Tenant shall, at its own expense, during the term hereof, maintain and deliver to Landlord:

                  (a) public liability and property damage and plate glass insurance policies with respect to the demised premises, with limits of at least $500,000.00 for injury or death to any one person and $1,000,000 for any one accident, and $100,000 with respect to damage to property and with full coverage for plate glass;

                  (b) fire and hazard insurance policies including earthquake coverage in the amount equal to Six Hundred Fifty Thousand and no/l00 ($650,000.00) Dollars, or the full insurable value of the property, whichever is greater; and

                  (c) flood insurance policies in the maximum amount available.

Such policy or policies shall name the Landlord and its Lenders as additional insureds and shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least ten days' notice to Landlord of cancellation. At least ten days before the expiration of any such policy Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, the Landlord may procure and/or pay for the same and the amounts so paid by Landlord, with interest thereon at the rate of twelve (12%) percent per annum for the time of payment, shall be added to the installment of monthly rent becoming due on the first of the next succeeding month and shall be collected as an additional charge.

         14. Damage or Destruction by Casualty: If the Premises are wholly or partially destroyed by fire or other casualty, Landlord shall, at its own expense, promptly restore the Premises to substantially the same condition as existed before damage or destruction; provided, however, Landlord may by notice to Tenant within forty-five (45) days after the date of such damage or destruction elect, at its option, not to restore or repair the Premises and Landlord or Tenant may thereafter, at its option, cancel this Lease. Rent shall abate during the period of repairs or as to such portion of the Premises as are unusable during repairs.

         15. Eminent Domain: If the whole of the Premises, or such portion thereof as will make the Premises unsuitable for the use contemplated hereby, be taken under the power of eminent domain (including any conveyance in lieu thereof), then the term hereof shall cease as of the date possession thereof is taken by the condemnor, and rental shall be accounted for as between Landlord and Tenant as of that date. If any lesser portion of the Premises is thus taken, rental shall abate in proportion to the use occasioned thereby. Tenant shall not have any right or claim on any part of any award made to or received by Landlord for such taking or right or claim against Landlord for the value of the unexpired term of this lease; provided, however, Tenant shall not be prevented from making a claim against the condemnor (but not against Landlord) for any moving expenses, loss of profits, or taking of its personal property (other than its leasehold interest) to which Tenant may be entitled.

         16. Indemnity: Tenant shall defend, indemnify and hold harmless the Landlord from and against any claims, damages, or expenses, whether due to damage to the Premises, claims for injuries to persons or property, or administrative or criminal action by a governmental authority, where such claims arise out of or from use or occupancy of the Premises by Tenant, its agents, employees or invitees, except where such damage, claims or penalties are caused by the negligence of Landlord, its employees or agents.

         17. Landlord's Entry: Landlord may enter the Premises at reasonable times and in a reasonable manner to inspect or exhibit same, to comply with Landlord's obligations or exercise Landlord's rights under this Lease Agreement, or to make repairs or renovations required in connection with adjoining spaces.

         18. Rules and Regulations: Tenant, for itself, its agents and employees, agrees to comply with such reasonable Rules and Regulations for the Building which Landlord may hereinafter from time to time promulgate for the care and protection of the Building and the safety, comfort and welfare of its occupants. If any such Rules and Regulations conflict with any of the provisions of this Lease Agreement, the Lease Agreement shall control. Landlord shall not be liable for the failure of any other person to comply with such Rules and Regulations.

         19. Default and Remedies: If Tenant shall fail to pay either Base Rent or any additional rent when due, or any other sums of money becoming due hereunder, or if Tenant shall default in the performance of any other of the terms, conditions, or covenants contained in this Lease Agreement to be observed or performed by it and does not, within thirty (30) days after written notice thereof or does not within such thirty (30) days, commence such act or acts as shall be necessary to remedy a default, which is not curable within said thirty
(30) days for reasons beyond the control of Tenant, and shall not complete such act or acts within sixty (60) days after written notice, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or if any state a petition in bankruptcy or insolvency or for reorganization, or file and have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon the Premises or suffer the Lease to be taken under any writ of execution and such writ is not vacated or set aside within fifteen (15) days, then in any such event the Landlord shall have the immediate right of re-entry without resort to legal process and the right to terminate and cancel this Lease. If Landlord should elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings, it may either terminate and cancel this Lease or it may from time to time without terminating this Lease, re-let the Premises for such term and at such rentals and upon such other terms and conditions as the Landlord may deem advisable. If such re-letting shall yield rentals insufficient for any month to pay the rental due by Tenant hereunder for that month, Tenant shall be liable to Landlord for the deficiency and same shall be paid in a lump sum within thirty (30) days after receipt of notice by Landlord of amount due. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless written notice of such intention be given by the Landlord to the Tenant at the time of such re-entry; but, notwithstanding any such re-entry and re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If as a result of Tenant's default hereunder, Landlord shall institute legal proceedings for the enforcement of Tenant's obligations, Tenant shall pay all costs incurred by Landlord, including reasonable attorney's fee.

         20       Remedies Cumulative-Non-waiver: No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity; and every power and remedy given by this Lease Agreement may be exercised from time to time as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power shall be construed to be a wavier of any such default, or an acquiescence therein. The acceptance of rent by Landlord with knowledge of a default by Tenant hereunder shall not constitute a waiver of such default.

         21. Quiet Enjoyment: If Tenant shall pay the rent and perform and observe all of the other covenants and conditions to be performed and observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment of the Premises without interference from Landlord or any person lawfully claiming through Landlord, subject, however, to the terms of this Lease Agreement and any mortgages or deeds of trust provided in Paragraph 23 hereof.

         22. Estoppel Certificate: Within ten (10) days after written request thereof by the Landlord or any mortgagee or trustee under a mortgage or deed of trust covering the Premises, Tenant shall deliver in recordable form a statement to any mortgagee, trustee or other transferee, or to Landlord, certifying any facts that are then true with respect to this Lease Agreement, including without limitation (if such be the case) that this Lease Agreement is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defense or set-off to the due and full performance of its obligations under this Lease Agreement.

         23. Subordination and Attornment: Tenant agrees that this Lease shall be subject and subordinate to any mortgages, deeds of trust or lease of air rights or any other lease now or hereafter placed upon the Premises and to all modifications thereto, and to all sent and future advances made with respect to any such mortgage or deed of trust. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trusts, and to the purchaser at a sale pursuant to the foreclosure thereof.

         24. Notices: All notices provided for in this Lease Agreement shall be made in writing and shall be deemed to be given when sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  If to the Landlord:
                                      P.O. Box 636
                                      Charleston, SC  29402

                  If to the Tenant:
                                      ---------------------------

                                      ---------------------------

Notice shall also be sent to the holder or holders of any mortgage or deed of trust covering the Premises at such address as such holder or holders may have given by notice as herein provided. Either party hereto, or any such holder, may from time to time, by notice as herein provided, designate a different address to which notices to it shall be sent.

         25. Governing Law: This Lease Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina.

         26. Successors: This Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, except as otherwise provided for in this Lease Agreement.

         27. Nature and Extent of Agreement: This Lease Agreement, including the exhibits attached hereto, contains the complete agreement between the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms, warranties, understandings or other agreements pertaining thereto which have not been incorporated herein. This Lease Agreement may be modified only by written instrument duly executed by both parties or their respective successors in interest.

         28. Security Deposit: The Tenant has this day deposited with the Landlord the sum of Five Hundred and no/l00 ($500.00) Dollars as security for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed, which sum shall be returned to Tenant after the expiration of the term hereof, provided, the Tenant has fully performed hereunder. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall thereupon be released from all liability for the return of said security and Tenant shall look to the new Landlord solely for the return of said security and this provision shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be assigned or encumbered by Tenant without the written consent of the Landlord and any such assignment or encumbrance shall be void. The security deposited by Tenant hereunder shall not bear interest.

         29. Holding Over: This Lease expires at the end of the term defined herein, but it is expressly understood that if Tenant holds over for another month at the end of said term for any purpose other than the removal of its property, and Landlord accepts rent for said month, such acceptance shall not operate as a renewal but the tenancy shall convert to a month-to-month tenancy. Should Landlord require possession of the Premises, it shall give Tenant thirty (30) days to vacate the said Premises during such holdover period. The monthly rental during the holdover period shall be double the Base Rent paid the month before the holdover period.

         30. Prohibition On Sale And Option: The Landlord agrees not to sell the Premises for a period of two (2) years commencing on the date of this Lease. This provision shall not affect Landlords right to amend or modify its Partnership Agreement or the rights of the partners in its partnership to transfer or assign their partnership interest at any time and from time to time.

                  On the third anniversary of this Lease, the Tenant shall have the option to purchase the Premises at a price equal to ninety-five (95%) percent of an appraised value to be mutually agreed upon by the Landlord and Tenant. Tenant shall notify Landlord of its exercise of this option by written notice and the sale shall be closed within sixty (60) days from receipt of said notice. The purchase price shall be paid in cash or the equivalent. At closing, the Landlord and Tenant shall pay closing costs customarily paid by Seller and Buyer, respectively.

                  The provisions of this Paragraph 30 of the Lease shall be enforceable by the Tenant so long as it is not in default under the terms and conditions of the Lease.

                  The Tenant may not assign or otherwise transfer any of its rights under this Paragraph 30.

         31.      (a)      Tenant's Right of First Refusal: If Landlord
determines to sell the Premises, Landlord shall notify Tenant of the terms on which Landlord will be willing to sell.

                           If Tenant, within thirty (30) days after receipt of
Landlord's notice, indicates in writing its agreement to purchase the Premises on the terms stated in Landlord's notice, Landlord shall sell and convey the Premises to Tenant on the terms stated in the notice. If Tenant does not indicate its agreement within thirty (30) days, Landlord thereafter shall have the right to sell and convey the Premises to a third party on the same terms stated in the notice. If Landlord does not sell and convey the Premises within ninety (90) days, any further transaction shall be deemed a new determination by Landlord to sell and convey the Premises and the provisions of this paragraph shall be applicable.

                           If Tenant purchases the Premises, the lease shall
terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent.

         32. Short Form Lease for Recording: Landlord and Tenant agree to execute and record a short form or memorandum of this Lease and the cost of all documentary stamps or conveyancing, transfer tax and recording fees shall be paid equally by the parties hereto.

         33. THIS LEASE AGREEMENT IS SUBJECT TO THE APPROVAL OF THE FEDERAL HOME LOAN BANK BOARD SUPERVISORY AGENT. IF, FOR ANY REASON, THE LEASE IS NOT APPROVED, THEN THIS LEASE AGREEMENT SHALL BE AUTOMATICALLY RENDERED NULL AND VOID AND THE SECURITY DEPOSIT IMMEDIATELY REFUNDED TO TENANT.

         IN WITNESS WHEREOF, the Landlord and Tenant have set their hands and seals hereto by their duly authorized partners and officers as of the date first above written.

Witnesses:                          SAVINGS ASSOCIATES
As to the Landlord                  A South Carolina
                                    General Partnership



 /s/ Elizabeth H. Diamond           By:  /s/ W. David Laden
----------------------------------      ----------------------------------
                                    Its Partner



                                    By:  /s/ John H. Disher, III
----------------------------------      ----------------------------------
                                    Its Partner


Witnesses:
As to the Tenant:                   LOWCOUNTRY SAVINGS BANK

 /s/ John H. Disher, III            By:  /s/ S. Pearson
----------------------------------      ----------------------------------
                                    Its: President
                                        ----------------------------------
----------------------------------

                                   EXHIBIT "A"

                              Property Description

All that certain piece, parcel or tract of land situate, lying and being in Christ Church Parish, Charleston County, South Carolina, known and designated as Lot 1 and containing 47,676 square feet, more or less as is more particularly shown on a plat as hereof entitled "PLAT OF LOT 1, LOWCOUNTRY BUSINESS CENTER, LOCATED IN CHRIST CHURCH PARISH, TOWN OF MT. PLEASANT, S.C.", prepared by John
0. Plexico, RLS, dated September 6, 1988 and recorded in the RMC Office for Charleston County in Book BT at Page 46; said tract having such size, shape, location, buttings and boundings as are shown on said plat.

TMS:  514-00-00-002

                                   EXHIBIT "D"
                               SERVICE AGREEMENTS

  SERVICE
DESCRIPTION         VENDOR NAME           ADDRESS            CITY           STATE   PHONE NUMBER     TERMS OF AGREEMENT
----------------------------------------------------------------------------------------------------------------------------
Electricity         SCE&G                 SCE&G              Columbia        SC     803-748-3027    Utility-amount based
                                                                                                    on usage
----------------------------------------------------------------------------------------------------------------------------
Water & Sewer       Mt. Pleasant          PO Box 1288        Mt. Pleasant    SC     843-884-9626    Utility-amount based
                    Water Works                                                                     on usage
----------------------------------------------------------------------------------------------------------------------------
Landscaping         HIS Commercial        987 Three Trees    Charleston      SC     843-795-2990    Verbal agreement;
                    Lawn Service          Rd.                                                       30-day notice to
                                                                                                    terminate; $350/Mo
----------------------------------------------------------------------------------------------------------------------------
Janitorial          Corporate Cleaning    99 Nightingale     Charleston      SC     843-207-0853    Written agreement
                                          Manor                                                     30-day notice to
                                                                                                    terminate; $3,690/Mo
----------------------------------------------------------------------------------------------------------------------------
HVAC                NA                    NA                                             NA         No service
                                                                                                    agreement;
                                                                                                    monitoring by 3rd
                                                                                                    party facility
                                                                                                    management company
                                                                                                    as park of a package
                                                                                                    deal; automatically
                                                                                                    terminate upon
                                                                                                    sublease
----------------------------------------------------------------------------------------------------------------------------
Trash Removal       Fennell Container     141 Fennell Rd     Charleston      SC     843-552-4751    Verbal agreement;
                    Company                                                                         4-yard container;
                                                                                                    once weekly pick-up;
                                                                                                    30-day notice to
                                                                                                    terminate; $66.03/Mo
----------------------------------------------------------------------------------------------------------------------------
Pest Control        Terminex - Mt.        1171 Pleasant    Mt. Pleasant      SC     843-884-3216    Termite Bond
                    Pleasant              Oak Dr                                                    extended through
                                                                                                    4/1/03; $156/Yr;
                                                                                                    copy attached
----------------------------------------------------------------------------------------------------------------------------



                                       17